March 19, 2006

AdvisorOne Funds

4020 South 147th Street

Omaha, NE  68137

Re:

AdvisorOne Funds (33-20635/811-8037)
Post-Effective Amendment No. 36 to the
Registration Statement on Form N-1A

Dear Sir/Madam:

In connection with the filing of Post-Effective Amendment No. 36 to the Registration Statement (the “Registration Statement”) filed by AdvisorOne Funds, a Delaware statutory trust (the “Trust”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”), covering the shares (the “Shares”) of beneficial interest of certain of the funds advised by CLS Investment Firm, LLC, namely the Descartes Fund and the Liahona Fund, each a series of the Trust, we hereby consent to the use of our name as your counsel under “Legal Matters” in the Prospectus constituting part of the Registration Statement.  In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act, the 1940 Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ Blank Rome LLP

BLANK ROME LLP

Enclosure

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www.BlankRome.com

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